As filed with the Securities and Exchange Commission on July 2, 1996 Registration No. 33-______



				Form S-8

			REGISTRATION STATEMENT
				under
		      THE SECURITIES ACT OF 1933

			  APPLE COMPUTER, INC.
	  (Exact name of registrant as specified in its charter)

	CALIFORNIA				    94-2404110
(State or other Jurisdiction of		(I.R.S. Employer Identification No.)
 Incorporation or Organization)

			    1 Infinite Loop
			Cupertino, California 95014
		(Address of Principal Executive Offices)

			1990 Stock Option Plan
		       (Full title of the Plan)

			SUSAN L. THORNER, ESQ.
		       Director, Corporate Law
			Apple Computer, Inc.
		     1 Infinite Loop, M/S 75-7CL
		     Cupertino, California 95014
			   (408) 996-1010
 	(Name, address, including zip code, and telephone number, including area code, of agent for service)

		      CALCULATION OF REGISTRATION FEE

				    Proposed         Proposed     Amount of
				    maximum          maximum     registration
  Title of  	  Amount to be    offering price     aggregate     fee (3)
securities to    registered (1)    per unit (2)    offering price
be registered					       (2)

Common Stock	  4,200,000	    $20.1875 	    $84,787,500    $29,237.07
issuable under    shares
the 1990 Stock
Option Plan


(1)	Pursuant to Rule 429 promulgated under the Securities Act of 1933,
	as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to shares registered under Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 33-
	31075, 33-47596 and 33-53895.  A total of 47,000,000 shares issuable
	under the 1990 Stock Option Plan and its predecessor, the 1981 Option Plan, have previously been registered under the Securities Act.

(2)	Pursuant to Rule 457(c), represents the average of the high and low
	prices of the Registrant's Common Stock on June 26, 1996, as reported by the Nasdaq National Market for such date.

(3)	1/29 of 1% of the maximum aggregate offering price.

		Incorporation of Previous Registration Statement


	Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 4,200,000 shares under the 1990 Stock Option Plan (the "1990 Plan"), which increase in shares was approved by the shareholders at the Company's Annual Meeting of Shareholders on January 23, 1996. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-00866, 33-23650, 33-31075, 33-47596 and 33-
	53895 are hereby incorporated by reference.

			     SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the registrant, APPLE COMPUTER, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on this 28th day of June, 1996.

			APPLE COMPUTER, INC.



By:	/s/ Gilbert F. Amelio
	Gilbert F. Amelio, Chairman and
	Chief Executive Officer


POWER OF ATTORNEY

	KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gilbert F. Amelio and Edward B. Stead, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		   Title				Date

/s/ Gilbert F. Amelio	   Chairman and			   June 28, 1996
(Gilbert F. Amelio)	   Chief Executive Officer
			   (Principal Executive Officer)
			   and Director

/s/ Jeanne Seeley	   Vice President, Finance and	   June 28, 1996
(Jeanne Seeley)		   Corporate Controller
			   (Principal Accounting Officer)


/s/Bernard Goldstein	   Director		   	   June 28, 1996
(Bernard Goldstein)


/s/ B. Jurgen Hintz	   Director			   June 26, 1996
(B. Jurgen Hintz)


			   Director			   June   , 1996
(Katherine M. Hudson)


/s/ Delano E. Lewis	   Director			   June 27, 1996
(Delano E. Lewis)


			   Director			   June   , 1996
(A. C. Markkula, Jr.)


/s/Edgar S. Woolard, Jr.   Director			   June 26, 1996
(Edgar S. Woolard, Jr.)

		SECURITIES AND EXCHANGE COMMISSION

		    Washington, D.C. 20549


		______________________________



			   FORM S-8

		   REGISTRATION STATEMENT

			   under

		 THE SECURITIES ACT OF 1933


	       _______________________________



		     APPLE COMPUTER, INC.


	      ________________________________



			  EXHIBITS


	      ________________________________

			INDEX TO EXHIBITS

								Sequentially
Exhibit								Numbered
Number 	Note 	Description					Page


	4.1	(1)	Common Shares Rights Agreement dated
			as of May 15, 1989 between the Company
			and the First National Bank of Boston,
			as Rights Agent.

	10.A.5	(2)	1990 Stock Option Plan

	5.1		Opinion of counsel as to legality of 	E-3
			securities being registered.

	24.1	(3) 	Consent of counsel.

	24.2		Consent of Ernst & Young LLP, 		E-5
			independent auditors.

	25.1	(4)	Power of attorney.
________________
Notes:

(1)	Incorporated by reference to Exhibit 1 to the Company's Registration
	Statement on Form 8-A filed with the Securities and Exchange Commission on May 26, 1989.

(2) 	Incorporated by reference to Exhibit 10.A.5 to the Company's Quarterly
	Report on Form 10-Q for the fiscal quarter ended December 29, 1995, filed pursuant to Section 13 of the Exchange Act.

(3)	Contained in Exhibit 5.1

(4)	See Pages II-2 to II-3.





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